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                                                                   Exhibit 10.22


                              EMPLOYMENT AGREEMENT

         This Agreement is made as of December 6, 2000 by and between NTL Incorporated (the "Company"), and Stephen Carter (the "Executive").

1.    Duties and Scope of Employment.

      (a) Positions; Duties. During the Employment Term (as defined in Section
2), the Company shall employ Executive as the Company's Senior Vice President, Chief Operating Officer - UK and Ireland. In such capacity, Executive shall be located in the UK, and shall serve as the Chief Operating Officer of the subsidiaries of the Company that are in the telephone, cable and internet business in the UK and the Republic of Ireland ("NTL UK"). Executive shall report directly to the Chief Executive Officer of the Company. Executive shall also perform such duties, which shall not be inconsistent with the above-described position as are reasonably assigned to him from time to time by the Chief Executive Officer of the Company.

      (b) Obligations. During the Employment Term, Executive shall devote substantially all of his business efforts and time to the Company. Executive agrees, during the Employment Term, not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Chief Executive Officer of the Company; provided, however, that Executive may (i) serve in any capacity with any professional, community, industry, civic, educational or charitable organization, (ii) manage his and his family's personal investments and legal affairs, and (iii) serve on such boards of directors as are set forth in a list previously furnished to the Chief Executive Officer of the Company, so long as such activities described in (i), (ii) and (iii) do not materially interfere with the discharge of Executive's duties (including, but not limited to, any conflict of interest or confidentiality matters).

2.    Employment Term.

      (a) The Company agrees to employ Executive and Executive accepts employment, in accordance with the terms and conditions set forth in this Agreement, commencing on and as of the actual commencement date of Executive's employment hereunder, which shall be November 14, 2000 (the "Employment Commencement Date") and expiring on November 13, 2002 (such period being the "Initial Employment Term"), unless earlier terminated as hereinafter provided.

      (b) The Initial Employment Term shall be extended for successive 12 month periods (each an "Extended Employment Term") unless no later than 12 months prior to the end of the Employment Term or an Extended Employment Term, as the case may be, either the Company or the Executive shall give notice under this Agreement that the Employment Agreement shall terminate at the end of the Employment Term or the Extended Employment Term.

      (c) As used in this Agreement, the phrase "Employment Term" shall mean the Initial Employment Term or, if applicable, the Extended Employment Term, and if the Initial Employment Term or any Extended Employment Term has been extended for a further 12 month
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period as provided in paragraph 2(b), shall mean the period ending on the last day of that twelve month period.

3. There is an obligation on the Company to provide work to the Executive and the Company shall have no right to put the Executive on garden leave.

4. Compensation/Benefits. During the Employment Term, the Company shall pay and provide Executive the following:

      (a) Cash Compensation. As compensation for his services to the Company, Executive shall receive a base salary ("Base Salary") and shall be eligible to receive additional variable compensation. The Executive's annual Base Salary shall be L300,000, The Executive's annual variable compensation amount shall be at no less than L150,000 ("Base Annual Variable Compensation) in addition to which the Executive may receive further annual variable compensation as the Compensation Committee shall in its sole discretion determine (on the understanding that such further annual variable compensation shall be no greater than L150,000). During the Employment Term, the Compensation Committee of the Board (the "Compensation Committee") shall with the advice of the Company's Chief Executive Officer review at least annually Executive's Base Salary and variable compensation then in effect and shall increase such amounts as the Compensation Committee may approve. Such Base Salary and, variable compensation shall be payable in accordance with the Company's normal payroll practices (which practice includes pro-rata payments of Base Salary and annual variable compensation for partial years). The annual variable compensation shall be paid during the month of March following the Company's financial year end.

      (b) Equity Compensation.

      (i) Initial Grants. The Compensation Committee of the Board, which administers the Company's current Stock Option Plan (the "Plan"), has awarded Executive, as of the Employment Commencement Date, a non-qualified stock option (the "Initial Stock Option") under the Company's Plan to purchase a total of 400,000 shares of Company's common stock (the "Common Stock"), with a per share exercise price (the "Exercise Price") equal to 100% of the fair market value of the Company's Common Stock as of the Employment Commencement Date (which shall be the issuance date of the Initial Stock Option). The Initial Stock Option is for a term of 10 years and shall vest 20% on the date of its issuance and an additional 20% on each January 1 thereafter, until fully vested. The other terms and conditions of the Initial Stock Option are set forth in the standard form of option agreement that is attached to this Agreement as Exhibit A, except to the extent that any provision of this Agreement shall specifically modify such standard form of agreement, in which case this Agreement shall be controlling.

      (ii) Further Grants. On or around the commencement of the second year of the Initial Employment Term and the commencement of each Extended Employment Term but in any event prior to 31 December in the relevant year, Executive will be granted an additional stock option to purchase 50,000 shares


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            of the Company's Common Stock under the Company's then existing stock option plan with a per share exercise price equal to 100% of the fair market value of the Company's Common Stock on the date of grant and on such other terms that are described in subparagraph (i) of this paragraph 3 including the provisions for vesting.

      (c) Employee Benefits. Executive shall, subject to the rules of the relevant schemes, be entitled to participate at a level commensurate with his position in all employee benefit welfare programs provided by the Company to its senior executives in accordance with the terms as in effect from time to time.

      (d) Business and Entertainment Expenses. Upon submission of appropriate documentation in accordance with its policies in effect from time to time, the Company shall pay or reimburse Executive for all business expenses which Executive incurs in performing his duties under this Agreement, including, but not limited to, travel, entertainment, professional dues and subscriptions, and all dues, fees, and expenses associated with membership in various professional, business, and civic associations and societies in which Executive participates in accordance with the Company's policies in effect from time to time.

      (e) The Employee shall, subject to the rules of the relevant schemes, be entitled to receive the Retirement Benefit and Employee Benefits described on Exhibit A, which Exhibit in the case of duplication with any other benefit referred to above of similar nature or intent shall be the benefit afforded to the Executive pursuant to this Agreement.

5.    Termination of Employment

      (a) Death or Disability. The Company may terminate Executive's employment for disability in the event Executive has been unable to perform his material duties under this Agreement for six (6) consecutive months because of physical or mental incapacity by giving Executive notice of such termination while such continuing incapacity continues (a "Disability Termination") provided that no such notice of termination may be served during a period when the Executive is entitled to payment under a permanent disability insurance policy unless such policy provides for continuation of benefit notwithstanding such termination of employment. Executive's employment shall automatically terminate on Executive's death. In the event Executive's employment with the Company terminates during the Employment Term by reason of Executive's death or a Disability Termination, then upon the date of such termination (i) the Company shall promptly pay and provide Executive (or in the event of Executive's death, Executive's estate) (A) any unpaid Base Salary through the Employment Term and any accrued vacation through the date of termination, (B) any unpaid variable compensation at the base targeted level through the Employment Term, with respect to the fiscal year ending on or preceding the date of termination, (C) reimbursement for any unreimbursed expenses incurred through the date of termination ((A), (B) and (C) being "Accrued Benefits") and (D) all other payments, benefits or fringe benefits to which Executive may be entitled through the Employment Term.

      (b) Termination for Cause. The Company may terminate Executive's employment for Cause. In the event that Executive's employment with the Company is terminated during the


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Employment Term by the Company for Cause, Executive shall not be entitled to any additional payments or benefits under this Agreement, other than Accrued
Benefits and such rights as shall appear in the stock option agreements related to those Initial Grants and Further Grants which shall have vested as at the date of such termination, subject to the rules of the relevant scheme. For the purposes of this Agreement, "Cause" shall mean the willful gross misconduct by Executive with regard to the Company that is materially injurious to the Company. No act, or failure to act, by Executive shall be "willful" unless committed without a reasonable belief that the act or omission was in the best interest of the Company.

      (c) Voluntary Termination. Executive may voluntarily terminate his employment by one week's prior written notice to the Company. In the event that Executive's employment with the Company is voluntarily terminated during the Employment Term by Executive, Executive shall not be entitled to any additional payments or benefits under this Agreement, other than such rights as shall appear in the stock option agreements related to those Initial Grants and Further Grants which shall have vested as at the date of such termination, subject to the rules of the relevant scheme.

      (d) By Executive for Good Reason. Executive may terminate his employment for Good Reason upon written notice to the Company, and in such event, his employment termination shall be treated as a termination by the Company under this clause 5. Good Reason shall mean:

            (i)   A material diminution of Executive's positions or authority;

            (ii) The assignment to Executive of any duties materially inconsistent with Executive's position; or

            (iii) The failure by the Company to timely make any payment due hereunder or to comply with any of the material provisions of this Agreement, provided that if the Company fails to timely make any such payment or if the Company fails to comply with any of the material provisions of this Agreement then this sub-clause shall have effect only if written notice of such a breach is served by the Executive on the Company specifying that it is served under this sub-clause and the Company shall have failed to remedy such a breach within 14 days of the service of such notice.

      (e) The Company may, at its sole and absolute discretion, terminate the Executive's employment forthwith at any time by serving a notice under this clause stating that this Agreement is being determined in accordance with this clause 5(e) and undertaking to pay to the Executive by the next regular scheduled payroll payment date, a payment (subject to tax and National Insurance) in lieu of the unexpired part of the Employment Term. Where such termination is other than pursuant to subclause (a), (b) or (c) of this clause 5, such payment shall be calculated in accordance with the terms of clause 5(f). For the avoidance of doubt, where the Company terminates this Agreement in accordance with this clause the terms of, inter alia, clause 6 and the Confidentiality and Invention Agreement shall remain in full force and effect.


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      (f) The payment to which clause 5(e) refers shall be all Base Salary and
Base Annual Variable Compensation (pro-rated for any partial years) that would have been due under this Agreement had the employee worked the remainder of the Employment Term. In computing the payment of Executive's Base Salary and Base Annual Variable Compensation payable to the Executive pursuant to the preceding sentence, the rate of the Executive's Base Salary and Base Annual Variable Compensation that is in existence as of the date of the termination shall be used. In the event of a termination, Executive shall also be entitled to (i) the immediate vesting of all Initial Stock Options and Further Grant Options (if any) notwithstanding any provision to the contrary in the option agreements relating thereto and (ii) a continuation of his then existing employee benefits referred to in paragraph 4 (c), (d) and (e) above through the end of the Employment Term, or such sum as will be necessary to enable the Executive to acquire like benefits.

6.    Non-Compete; Non-Solicit.

      (i) In this clause 6 "Group Company" shall mean any undertaking in or with which the Executive has been involved or concerned in the 12 months preceding the Termination Date and which from time to time is:

            (a)   a subsidiary undertaking of the Company;

            (b)   a parent undertaking of the Company; or

            (c) a subsidiary undertaking of any such parent undertaking; or any other undertaking:-

                  (a)   in which any of the above holds directly or indirectly;
                        or

                  (b)   which holds in any of the above directly or indirectly;

                  50% or less of the issued share capital or voting rights.

            "Subsidiary undertaking" and "parent undertaking" shall have the meanings attributed to them by the Companies Act 1985.

      (ii) The parties hereto recognize that Executive's services are special and unique and that the level of compensation and the provisions of this Agreement are partly in consideration of and conditioned upon Executive's not competing with any Group Company, and that Executive's covenant not to compete or solicit as set forth in this clause 6 during and after employment is essential to protect the business and goodwill of the. Group Companies.

      (iii) Executive agrees that during the term of employment with the Company and for a period of 12 months thereafter (the "Covenant Period"), Executive shall not render services for any of six specified organizations, such organizations to be agreed between the parties and delivered to Executive (the "Prohibited List"). The Prohibited List may be changed by the Chief Executive Officer of the Company from time to time (but there may never be more than six entities listed) on a reasonable commercial basis by written notice to Executive, such notice to be effective only if Executive's commencement of rendering services


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            for such entity is 90 or more days after the giving of such notice.
            The Prohibited List shall not differ from that which applies to other senior executives of any Group Company who are similarly situated as to the scope of their employment and geographical reach. The Prohibited List shall only contain the names of companies which directly compete with the Group Companies.

      (iv) The Executive shall not, for a period of 12 months after the termination of the employment of the Executive under this Agreement ("the Termination Date")), directly or indirectly, disrupt, damage or interfere with the operation or business of the Company or any Group Company by:

            (a)   soliciting away from the Company or any Group Company; or

            (b) endeavouring to solicit away from the Company or any Group Company; or

            (c)   employing or engaging; or

            (d)   endeavouring to employ or engage,

            any Key Personnel. In this clause "Key Personnel" means any person who is at the Termination Date or was at any time during the period of twelve months prior to the Termination Date employed or engaged as a consultant in any Group Company in an executive or senior managerial capacity and with whom the Executive has had dealings other than in a de minimis way during the said period (or the term of the Executive's employment under this Agreement if shorter).

      (v) During the Covenant Period and thereafter (without limitation in time), Executive shall not, without prior written authorization from the Company, violate the agreement entered into pursuant to clause 9 hereof.

      (vi) Executive agrees that the Company would suffer an irreparable injury if Executive was to breach the covenants contained in this paragraph 6, and that the Company would by reason of such breach or threatened breach be entitled to seek injunctive relief in a court of appropriate jurisdiction, as well as such other remedies as may then be appropriate.

      (vii) If any of the restrictions contained in this paragraph 6 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope or other provisions thereof, then the parties contemplate that the court shall reduce such extent, duration, geographical scope or other provision hereof and enforce this paragraph 6 in its reduced form for all purposes in the manner contemplated hereby.


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     (viii) Notwithstanding the foregoing, the provisions of paragraph 6(iii)
            shall not apply if there is a wrongful termination of the Executive's employment or there is termination by the Executive under clause 5(d).

7. Notices. All notices, requests, demands and other communications called for under this Agreement shall be in writing and shall be deemed given if (i) delivered personally or by facsimile, (ii) one day after being sent by Federal Express or a similar commercial overnight service, or (iii) four days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

            If to the Company:     NTL Incorporated
                                   110 E. 59th Street
                                   New York, NY 10022
                                   Attn: General Counsel

            If to Executive:       at the last residential address known by
                                   the Company, which is currently
                                   22 Melville Road
                                   Barnes
                                   London SW13 9RL
                                   England

8. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

9. Proprietary Information. Concurrently with the execution of this Agreement, Executive shall enter into a confidentiality and proprietary information agreement with the Company as provided in Exhibit C
("Confidentiality Agreement"), provided, however, that the foregoing shall not preclude Executive from complying with due legal process or from removing Company property from the Company's premises in furtherance of his duties and obligations as provided hereunder.

10. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company other than for the options being granted to the Executive, and supersedes and replaces any and all prior agreements and understandings concerning Executive's employment relationship with the Company entered into prior to the date hereof but not any written agreements entered into simultaneous with this Agreement or thereafter.

11.   Governing Law; Jurisdiction.

11.1  Subject to clause 11.2 below


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      (a) this Agreement shall be governed by the substantive laws of England and Wales applicable to contracts and agreements made and to be performed in England and Wales; and

      (b) the Executive and the Company expressly consent to the non-exclusive jurisdiction of the courts located in England and Wales for any action or proceeding arising from or relating to this Agreement.

11.2 Notwithstanding clause 11.1 above the terms of the Equity Compensation referred to in clause 4(b) and Exhibit B shall be governed by the substantive laws of New York applicable to contracts and agreements made and to be performed in New York.

12. No Oral Modification, Cancellation or Discharge. This Agreement may only be amended, canceled or discharged in writing signed by the Executive and a duly authorized officer of the Company.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement.

                                       NTL INCORPORATED



                                       /s/ Barclay Knapp
                                       -----------------------------------
                                       Barclay Knapp,
                                       Chief Executive Officer



                                       EXECUTIVE



                                       /s/ Stephen Carter
                                       -----------------------------------
                                       Stephen Carter


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                                                                       EXHIBIT A

1.    RETIREMENT BENEFIT

During the Employment Term the Company shall contribute to the StanPlan A Executive Pension Scheme ("the Scheme"). The contributions shall be of such amount as is recommended by Standard Life with the objective of providing the Executive with the "Intended Benefits" on the assumption that the Executive will retire from employment with the Company on reaching age 65. For this purpose the Intended Benefits means:

(i) 2/3rds of the Executive's final remuneration (subject to the earnings cap enforced from time to time) increased in line with increases in the Retail Prices Index during the period of payment; and

(ii) a widow's pension of 2/3rds of the Executive's entitlement, increased in line with increases in the Retail Prices Index during the period of payment.

The current contribution is L2,222.40 monthly until the end of the current tax year. The first payment will be made in December 2000. The Company accepts that the Intended Benefits, by reference to which the contributions will be calculated, will increase each April in accordance with changes (if any) in the earnings cap. It is agreed that the Intended Benefits, by reference to which the contributions will be calculated, will not be guaranteed by the Scheme or the Company and that the Company will not be obliged to make contributions after the Employment Term ends. If the recommended contributions payable by the Company are significantly increased as a result of any investment option exercised by the Executive under the Scheme, the Executive shall exercise his options thereafter in such manner as the Company may reasonably agree.

For the purpose of this paragraph, the earnings cap means the "permitted maximum" as defined in section 590C(2) of the Income and Corporation Taxes Act 1988.

The Executive's employment is contracted-out of the State Earnings Related Pension Scheme.

EMPLOYEE BENEFITS (all such benefits to be subject to the rules of the respective schemes)

- Insured private company car and petrol, its repair and parking. The car shall be of a type appropriate to the status of the Executive and of a monthly leasing cost of not more than L1,000. The Company will also provide a company driver to assist the Executive in the performance of his duties.

-     30 days annual leave.

- Category A private health cover for the Executive, his partner and children.

- Four times fixed annual salary and Base Annual Variable Compensation death in service life cover.


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-     During the term of the Executive's employment under this Agreement, the
      Company shall pay premiums to a permanent health insurance scheme of an amount to provide cover equal to two thirds of his fixed annual salary and Base Annual Variable Compensation payable from time to time pursuant to clause 4(a). This is on the understanding that the Company shall, pursuant to clause 5(a), not be entitled to serve notice of termination on grounds of disability during a period when the Executive is entitled to payment under such a scheme, unless such a scheme provides for continuation of benefit notwithstanding such termination of employment.

-     Family Health Club membership


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                                                                       EXHIBIT B

                      NON-QUALIFIED STOCK OPTION AGREEMENT

                  Agreement dated as of ____________, 2000, between NTL INCORPORATED (the "Company") and _________________ (the "Optionee").

                  The Optionee is presently serving as an officer or employee of the Company or a subsidiary of the Company. In recognition of the Optionee's services to the Company, the Board of Directors of the Company has authorized a grant of the option provided for in this Agreement. The grant of the option under this Agreement is made pursuant to, and is subject to the terms of, the NTL Incorporated 1998 Stock Option Plan as amended and restated (the "Plan"). Any capitalized term used herein and not defined has the meaning ascribed to it in the Plan.

                  It is therefore agreed as follows:

      1. Grant of Option. Pursuant to a determination of the Board of Directors and subject to all of the terms and conditions contained herein and in the Plan, the Company hereby irrevocably grants to the Optionee an Option to purchase up to ____ shares of the Company's Common Stock at a price of $_____ per share, representing the Fair Market Value of the Company's Common Stock as of the date hereof.

      2. Date when Exercisable; UK National Insurance. Subject to the provisions set forth in sections 3, 4 and 5 below, the Option shall be exercisable from and after the date of this Agreement. Upon commencement of Optionee's employment 20% of the number of shares subject to the option as set forth in section 1 hereof shall be exercisable. On each January 1 thereafter an additional 20% of the number of shares subject to the Option shall become exercisable. The number of shares with respect to which the Option may be exercised shall be cumulative so that if in any of the aforementioned periods the full number of shares shall not be purchased, such number of shares shall be added to the number of shares with respect to which this Option shall then be exercisable. By Optionee's execution of this Agreement, it is agreed that Optionee shall assume liability for the whole (if any) of the Company's UK National Insurance contribution due in respect of the exercise of the Option.

      3. Exercise Period. Except as provided in this section 3 and section 4 below, an Option may not be exercised unless Optionee is then in the employ of the Company or a division or any corporation which was, at the time of grant of such Option, a subsidiary or parent or an affiliate, and unless the Optionee has remained continuously so employed since the date of grant of the Option. Except as may otherwise be provided in the Optionee's Employment Agreement dated today, the Option shall stop vesting immediately upon the termination of the Optionee's employment and the Optionee's right to exercise the Option, to the extent vested, shall terminate on the earlier of the following dates:

      (a) three months after the voluntary termination of the Optionee's employment; or


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      (b)   twelve months after the involuntary termination of the Optionee's employment other than for cause;

      (c) one year after the Optionee's normal retirement or early retirement with the consent of the Company pursuant to any retirement plan; or

      (d) the date on which the Optionee's employment is lawfully terminated for cause; or

      (e) one year after the termination of the Optionee's employment by reason of his permanent disability (within the meaning of Section 22
            (e)(3) of the Internal Revenue Code) if the Optionee becomes permanently disabled while employed by the Company; or

      (f)   14 November 2010.

      4. Death of the Optionee. Except as may otherwise be provided in the Optionee's Employment Agreement dated today's date, in the event that the Optionee dies while employed by the Company, or within three months after the termination of such Optionee's employment, other than for cause, the Option granted herein may be exercised, to the extent the Optionee was entitled to do so at the date of his death, by the executor or administrator of the Optionee's estate at any time within 15 months of the Optionee's death, provided, however, that in no event may the Option granted herein be exercised after the date referenced in section 3 (f) above.

      5. Change in Control. Notwithstanding section 2, on the "Acceleration Date" 100% of the Option granted hereby shall become immediately exercisable. The Acceleration Date shall be the date on which one of the following events have occurred:

                  (i) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person and any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (a) of paragraph (iii) below; or

                  (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                  (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation,


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
      other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities; or

                  (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

            Notwithstanding the foregoing, an "Acceleration Date" shall not be deemed to have occurred (i) by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions or (ii) in the event that France Telecom S.A. ("France Telecom") shall have purchased up to 34% of the "Diluted Shares" of the Company in accordance with the terms of the Investment Agreement dated as of July 26, 1999, by and between the Company and France Telecom S.A. "Diluted Shares" means, as of the applicable time, shares of Common Stock of the Company issued and outstanding as of such time plus shares of Common Stock issuable upon conversion, redemption, exchange, exercise of, or as a dividend declared as of the time of measurement with respect to, any shares of preferred stock, options, warrants, debentures and other securities or any subscription rights.

            The Company shall endeavor to give the Executive prompt notice of an Acceleration Date, provided that the failure to give such notice shall in no way effect the validity of any event that shall occur on or in connection with an Accelerate Date.

      6. Manner of Exercise. The Option may be exercised by delivery to the Secretary of the Company at its principal office (presently 110 East 59th Street, 26th Floor, New York, New York 10022) of a written notice signed by the person entitled to exercise the Option, specifying the number of shares which such person then wishes to purchase, together with a certified or bank check or cash for the aggregate option exercise price for that number of shares, any required or permitted withholding (including a payment sufficient to indemnify the Company or any subsidiary of the Company in full against any and all liability to account for any tax or duty payable and arising by reason of the exercise of the Option) and the documentation


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
required by section 9 below The Optionee may also use unrestricted Company Common Stock already owned by the Optionee for at least six months prior to exercise to pay the option exercise price.

      7. Transferability. Neither the Option nor any interest therein may be transferred by the Optionee otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Optionee only by the Optionee or such Optionee's guardian or legal representative; provided, however, that subject to any conditions that the Board of Directors may prescribe, the Optionee may, by providing written notice to the General Counsel of the Corporation, elect to transfer the Options, without consideration therefor, to members of the Optionee's immediate family, including, without limitation, to children, grandchildren and spouse or to trusts for the benefit of such family members or to partnerships in which such family members are the only partners. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

      8. Adjustment of Number of Shares and Option Price. If the outstanding shares of Common Stock of the Company are subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if the Company issues securities as a dividend or upon a stock split, or if there is a distribution upon the Common Stock of the Company by way of a spin-off of any shares of capital stock or other securities of any subsidiary or other corporation or entity, then the number and kind of shares or securities subject to the Option and the option price shall be appropriately adjusted so that after the record date for determination of the holders of Common Stock of the Company entitled to participate in any such event, the Optionee shall be entitled to receive such kind and number of securities as he would have been entitled to receive had he owned the Common Stock issuable upon exercise of the Option on that record date. No such adjustment shall change the total option price under the Option.

      9. Reservation of Shares. The Company shall, at all times during the term of the Option, reserve and keep available such number of shares of Common Stock then subject to the Option as will be sufficient to satisfy the requirements of this Agreement.

      10. Resale of Common Stock. Upon any sale or transfer of the Common Stock purchased upon exercise of the Option, the Optionee shall deliver to the Company an opinion of counsel satisfactory to the Company to the effect that either (i) the Common Stock to be sold or transferred has been registered under the Securities Act, and that there is in effect a current prospectus meeting the requirements of Subsection 10(a) of the Securities Act which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the Common Stock to be sold or transferred, or (ii) such Common Stock may then be sold without violating Section 5 of the Securities Act.

      11. Benefits of Agreement; No Discrimination. This Agreement will inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement will be binding upon the Optionee's heirs, legal representatives and successors. Upon the happening of an event that results in an Acceleration Date, the treatment of the Options granted hereunder


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
shall be no less favorable to the Optionee than the treatment of options then held by any other employee of the Company, except to the extent specifically set forth in this Agreement.

      12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in New York.

      13. Headings. The headings in this Agreement are solely for convenience of reference and shall not affect its interpretation.

                                       NTL INCORPORATED

By:
      ------------------------------

                                             Richard J. Lubasch



By:   /s/ Stephen Carter
      ------------------------------
                                             Optionee

EXHIBIT C

                     CONFIDENTIALITY AND INVENTION AGREEMENT

In consideration of your employment with NTL Incorporated and its affiliates (the "Company"), you (the "Employee") agree to the following:

1. Both during and after the term of your employment together with any time period during interviews prior to employment, the Employee will treat as confidential and not disclose to others, or take or use for the Employee's own purposes or for the purposes of others, any Information (as defined below) owned or controlled by the Company or its affiliates (the "Company") or furnished by the Company to the Employee.

2. The term "Information" includes all trade secrets and other confidential or proprietary business, technical, personnel or financial information, whether or not developed by the Company, in whatever form and whether or not marked as confidential or proprietary, and shall include, but not be limited to, software systems and processes, computer programs, specifications, samples, records, data, drawings, diagrams, models, customer names, business or marketing plans, studies, analyses, correspondence or memorandums, projections and reports. The term "Information" shall also apply to all property belonging to the Company by virtue of Paragraph 4 below. Any Information which is not readily available to the public shall be considered to be a trade secret and confidential and proprietary unless (a) the Company advises the Employee otherwise in writing or (b) the Employee knew of such Information prior to the commencement of the Employee's employment with the Company or the Employee obtained the information from a third party, in each case without a violation of an agreement with the Company that provides for the confidentiality of the Information.

3. Upon termination of your employment, the Employee will return all property belonging to the Company (including, but not limited to property belonging to the Company by virtue of Paragraph 4 below). Such property shall include all documents or other media in the Employee's possession or control which in any way incorporate or reflect the Information.

4. The Employee assigns to the Company all of the Employee's right, title and interest in and to all works of authorship, ideas and inventions, whether copyrightable, patentable or not, made or conceived by the Employee, solely or jointly with others, for the Company and in the course of employment with the Company (collectively, the "Assigned Materials"). The Employee will fully cooperate with the Company in the preparation of any applications, powers of attorney, or other documents, necessary or in the Company's opinion advisable, in order to obtain any copyrights or patents for the Assigned Material and to vest title thereof in the Company.

5. The Employee acknowledges that in the event of a breach of this Agreement by Employee money damage would be both incalculable and an insufficient remedy the Company, in addition to any other remedies at law or in equity it has, shall be entitled, without the requirement of posting a bond or other security, to seek equitable relief for such a breach or threatened breach, including injunctive relief and specific performance.

6. This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the internal laws of England and Wales. The agreements set forth in this Agreement may be modified or waived only by a separate writing signed by The Company and the Employee.

2.    THE EMPLOYEE                                            NTL INCORPORATED

/s/ Stephen A. Carter                           By:   /s/ Barclay Knapp
--------------------------------                      --------------------------
Signature

Stephen A. Carter                               December 6, 2000
--------------------------------                --------------------------------
Print Name                                                    Date

16/11/00
--------------------------------
Date


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